VERITEX HOLDINGS, INC. ANNOUNCES MERGER WITH GREEN BANCORP, INC., CREATING A PREMIER TEXAS COMMUNITY BANKING FRANCHISE

FOR IMMEDIATE RELEASE

DALLAS AND HOUSTON, July 24, 2018 (GLOBE NEWSWIRE) -- Veritex Holdings, Inc. (NASDAQ:VBTX) (“Veritex”), the parent holding company for Veritex Community Bank, and Green Bancorp, Inc. (NASDAQ:GNBC) (“Green”), the parent holding company for Green Bank, N.A., jointly announced today the entry into a definitive agreement pursuant to which Green and Green Bank, N.A. will merge with and into Veritex and Veritex Community Bank, respectively.

The transaction will create a leading Texas community bank, with 43 branches across Texas, ranking as the tenth largest Texas-based banking institution by deposit market share. The combined franchise would have approximately $7.5 billion in assets, $5.6 billion in loans and $5.9 billion in deposits, based on the companies’ balance sheets as of June 30, 2018.

Veritex Chairman and Chief Executive Officer C. Malcolm Holland stated, “The merger with Green represents a tremendous financial and strategic opportunity for Veritex. In addition to producing significant accretion to EPS and improvements to virtually all of our key operating metrics, this merger results in a top 10 Texas-based community bank with virtually all of its franchise in the attractive MSAs of Dallas-Fort Worth and Houston. We are delighted to welcome Green’s stakeholders to Veritex, including a number of key members of Green leadership into executive positions in our combined franchise.”

Manny Mehos, Chairman and Chief Executive Officer of Green, said, “The merger of Green and Veritex creates a uniquely focused Dallas/Fort Worth and Houston franchise. We believe this is the best possible combination for our shareholders, colleagues, and clients. I am thrilled to join the Board of this combined organization and work with Malcolm, Terry, Geoff, and the rest of the management team.”

Under the terms of the merger agreement, upon completion of the merger, shareholders of Green will receive 0.79 shares of Veritex common stock for each share of Green common stock, valuing the transaction at approximately $1.0 billion, or $25.89 per Green share, based on the closing share price of Veritex of $32.77 on July 23, 2018. Legacy Veritex and Green shareholders will collectively own approximately 45% and 55% of the combined company, respectively.

Upon completion of the merger, C. Malcolm Holland, current Chairman and Chief Executive Officer of Veritex, will continue to serve as Chairman and Chief Executive Officer of the combined company. Terry Earley, current Chief Financial Officer of Green, will serve as Chief Financial Officer of the combined company, and Geoffrey Greenwade, current President of Green, will serve as the Houston President of the combined company. The board of directors of the combined company will consist of nine members, six from Veritex’s current board of directors and three from Green’s current board of directors.

Veritex expects this acquisition to be approximately 25% accretive to earnings per common share, excluding one-time charges. The transaction is expected to produce approximately 12.0% tangible book value per share dilution at closing with an earnback period of approximately 2.8 years.

The merger agreement has been unanimously approved by the board of directors of both Veritex and Green. The merger agreement contains customary representations and warranties and covenants by Veritex and Green. Closing is subject to customary approvals by regulatory authorities and the shareholders of both Veritex and Green, and is expected to occur in the first quarter of 2019.

Stephens Inc. served as financial advisor to Veritex and Keefe, Bruyette & Woods, A Stifel Company, provided a fairness opinion to Veritex. Covington & Burling LLP served as Veritex’s legal advisor. Goldman Sachs & Co. served as financial advisor to Green. Skadden, Arps, Slate, Meagher & Flom LLP served as Green’s legal advisor.

Joint Investor Conference Call

Veritex and Green will hold a joint conference call to discuss the transaction on Tuesday, July 24, 2018 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/m6/p/4biserkz and will receive a unique pin number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call toll-free at (877) 703-9880.

The call and corresponding presentation slides will be webcast live on the home page of Veritex’s website, www.veritexbank.com, and Green’s website, investors.greenbank.com. An audio replay will be available one hour after the conclusion of the call at (855) 859-2056, Conference #4594759. This replay, as well as the webcast, will be available until July 31, 2018.

About Veritex Holdings, Inc.

Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

About Green Bancorp, Inc.

Headquartered in Houston, Texas, Green is a bank holding company that operates Green Bank primarily in the Houston and Dallas metropolitan areas. Commercial-focused, Green Bank is a nationally chartered bank regulated by the Office of the Comptroller of the Currency, a division of the Department of the Treasury of the United States.

Important Additional Information will be Filed with the SEC

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by Veritex of Green. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the proposed transaction, Veritex plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 containing a joint proxy statement of Veritex and Green and a prospectus of Veritex (the “Joint Proxy/Prospectus”), and each of Veritex and Green may file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy/Prospectus will be mailed to shareholders of Veritex and Green. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS REGARDING THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC BY VERITEX AND GREEN, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the Registration Statement and the Joint Proxy/Prospectus (when available) and other documents filed with the SEC by Veritex and Green through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Veritex Holdings, Inc., 8214 Westchester Drive, Suite 400, Dallas, Texas 75225, or by directing a request to Green Bancorp, Inc., 4000 Greenbriar Street, Houston, Texas 77098.

Participants in the Solicitation

Veritex, Green and their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Green or Veritex in respect of the proposed transaction. Information regarding Veritex’s directors and executive officers is available in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 3, 2018, and information regarding Green’s directors and executive officers is available in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 13, 2018. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-looking Statements

This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the impact Veritex expects its proposed acquisition of Green to have on the combined entity’s operations, financial condition, and financial results, and Veritex’s expectations about its ability to successfully integrate the combined businesses and the amount of cost savings and overall operational efficiencies Veritex expects to realize as a result of the proposed acquisition. The forward-looking statements also include statements about Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, the possibility that the proposed acquisition does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the failure to close for any other reason, changes in Veritex’s share price before closing, that the businesses of Veritex and Green will not be integrated successfully, that the cost savings and any synergies from the proposed acquisition may not be fully realized or may take longer to realize than expected, disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex or Green have business relationships, diversion of management time on merger-related issues, risks relating to the potential dilutive effect of shares of Veritex common stock to be issued in the transaction, the reaction to the transaction of the companies’ customers, employees and counterparties and other factors, many of which are beyond the control of Veritex and Green. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2017, the Annual Report on Form 10-K filed by Green for the year ended December 31, 2017 and any updates to those risk factors set forth in Veritex’s and Green’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex or Green anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Neither Veritex nor Green undertakes any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Contact Information

Veritex Holdings, Inc.
Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations Contact:
Susan Caudle
972-349-6132
scaudle@veritexbank.com

Green Bancorp, Inc.
Media and Investor Relations Contact:
Manny Mehos
Chief Executive Officer
713-275-8201
mehos@greenbank.com

Terry Earley
Chief Financial Officer
713-316-3672
tearley@greenbank.com